Exhibit 99.1

ISSUE RELEASE:	INVESTOR CONTACT:	Trina Schurman
Wednesday, November 16, 2016 at 1:30pm PDT		Nordstrom, Inc.
206-303-6503

	MEDIA CONTACT:	Tara Darrow
Nordstrom, Inc.
206-303-3016

Nordstrom Board of Directors Approves Quarterly Dividend
SEATTLE – November 16, 2016 – Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors approved a quarterly dividend of 37 cents per share payable on December 13, 2016, to shareholders of record at the close of business on November 28, 2016.
ABOUT NORDSTROM
Nordstrom, Inc. is a leading fashion specialty retailer based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 348 stores in 40 states, including 123 full-line stores in the United States, Canada and Puerto Rico; 215 Nordstrom Rack stores; two Jeffrey boutiques; and two clearance stores. Additionally, customers are served online through Nordstrom.com, Nordstromrack.com and HauteLook. The Company also owns Trunk Club, a personalized clothing service serving customers online at TrunkClub.com and its six clubhouses. Nordstrom, Inc.'s common stock is publicly traded on the NYSE under the symbol JWN.

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